Exhibit 99.2

Quantum Materials Secures Uncloneable Anti-Counterfeiting 3D Printing Technology

Patented Additive Manufacturing Process Embeds Quantum Dots for Uncopyable Identification

San Marcos, Texas June 30, 2014 - Quantum Materials Corporation (OTCQB:QTMM) announces securing 3D printing and additive manufacturing anti-counterfeiting quantum dot detection technology developed at the Institute for Critical Technology and Applied Science and the Design, Research, and Education for Additive Manufacturing Systems (DREAMS) Laboratory at Virginia Tech.

The technology embeds quantum dots within objects being 3D printed to produce a unique, physically uncloneable signature known only to the object’s manufacturer. This new quantum dot security method will help to ensure positive identity of any particular object through a wide variety of application and detection methods.  Novel uses of embedded nanomaterials cover a wide field of growing industries of encryption, secure key exchange, the protection of hardware from tampering and other secure identification needs.

David Doderer, QMC VP for Research and Development, stated “The remarkable number of variations of semiconductor nanomaterials properties QMC can manufacture, coupled with Virginia Tech’s anti- counterfeiting process design, combine to offer corporations extreme flexibility in designing physical cryptography systems to thwart counterfeiters. As 3D printing and additive manufacturing technology advances, its ubiquity allows for the easy pirating of protected designs. We are pleased to work with
Virginia Tech to develop this technology’s security potential in a way that minimizes threats and maximizes 3D printing's future impact on product design and delivery by protecting and insuring the integrity of manufactured products.”

Besides the inherent nature of the process technology from Virginia Tech that enables unique signatures, Quantum Materials offers unique semiconductor nanomaterials that physically increase these security measures by not only emitting different colors of the spectra from blue to red, but by using tetrapod quantum dots with precise structural characteristics, or dual emission tetrapods that can emit two different colors. The combination of unique process and nanomaterial dramatically improves the security strength, in a similar way that moving from 128-bit to 256-bit encryption increases confidence in a nearly-unbreakable key.

According to an industry report by Allied Market Research, the “Global anti-counterfeit packaging market accounted for $57.4 billion in 2013, which is forecast to generate revenue of $142.7 billion by 2020 at 13.9% CAGR from 2013-2020.” Other new research from Global Industry Analysts says that the food and pharmaceutical industries are currently the most vulnerable to the actions of counterfeiters and the global market for anti-counterfeiting technologies could reach $82.2B by 2015.

About Quantum Materials Corp.
Quantum Materials Corp. develops and manufactures Tetrapod Quantum Dots for use in medical, display, solar energy and lighting applications through its patent pending volume production process. Quantum dot semiconductors enable a new level of engineered performance in a wide array of established consumer and industrial products. QMC's volume manufacturing methods enable consistent QD quality and scalable cost reductions to drive innovative discovery to commercial success.  QMC’s wholly owned subsidiary, Solterra Renewable Technologies is leading the development of sustainable and cost-effective quantum dot based solar technology.  http://www.QMCdots.com) (www.SolterraRenewable.com)

About ICTAS
ICTAS leverages Virginia Tech’s existing research strengths to position the university as an agent of discovery and problem solving in the technological and scientific global environment. (http://www.ictas.vt.edu)

About the DREAMS Laboratory
DREAMS Lab members have a vision of the future wherein today's "rapid prototyping" technologies are of a maturity to be considered as viable platforms for the manufacture of end-use artifacts. Our mission is to be a leader in the transition of rapid prototyping technologies to the new paradigm of additive manufacturing. (http://www.dreams.me.vt.edu/)

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact:

Art Lamstein
Director of Marketing Quantum Materials Corp. 415.609.4969
artlamstein@QMCdots.com

Media:
Rich Schineller 941.780.8100
rich@prmgt.com